Exhibit 99.1

ADTRAN, Inc. Reports Results for Fourth Quarter and Year 2008 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--January 20, 2009--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the fourth quarter and year 2008. Sales were $112,413,000 for the quarter, compared to $118,971,000 for the fourth quarter of 2007. Sales were $500,676,000 for the year, compared to $476,778,000 for the year 2007. Net income was $16,709,000 for the quarter, compared to $18,111,000 for the fourth quarter of 2007 and $78,581,000 for the year, compared to $76,335,000 for the year 2007. Earnings per share, assuming dilution, were $0.27 for the quarter, compared to $0.27 for the fourth quarter of 2007 and $1.22 for the year, compared to $1.10 for the year 2007.

ADTRAN Chief Executive Officer Tom Stanton stated, “Although the slowing economy continued to impact our business, our strong operating metrics delivered a healthy level of profitability for the fourth quarter as we continued to gain market share in our growth areas. For the year, our growth businesses - Broadband Access, Optical Access and Internetworking - all reached record revenue levels, achieving 23% combined growth. While the industry continues to face uncertainty in the near term, we believe our operating discipline combined with the long term opportunities in our growth areas place us in a solid position.”

The Company also reported that during the fourth quarter of 2008, net realized investment losses of $2.3 million in its marketable equity securities portfolio were recorded as a result of declines in the equity securities markets. Tax effected, this reduced diluted earnings per share by $0.02 for the quarter.

The Company also reported that stock-based compensation expense for the fourth quarter of 2008 reduced diluted earnings per share by $0.02 compared to $0.02 for the fourth quarter of 2007.

The Company also reported that the tax provision rate for the fourth quarter of 2008 included recognition of research tax credits for the full year 2008 as legislation was enacted in the fourth quarter to extend the research tax credit. The amount of research credits recognized in the quarter was $2.3 million. Additionally, during the fourth quarter of 2008, the Company completed a review of its estimated tax deduction for the year 2008 relating to Section 199 of the Internal Revenue code. This review resulted in a $0.9 million reduction in the year’s tax provision which was recognized in the fourth quarter.

The Company also announced that its Board of Directors declared a cash dividend for the fourth quarter of 2008. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on February 5, 2009. The ex-dividend date is February 3, 2009 and the payment date is February 19, 2009.

The Company also confirmed that its fourth quarter conference call will be held Wednesday, January 21, 2009 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions for use in the last mile of today's telecommunications networks. Widely deployed by carriers and enterprises alike, ADTRAN solutions enable voice, data, video, and Internet communications across copper, fiber, and wireless network infrastructures. ADTRAN solutions are currently in use by every major U.S. service provider and many global ones, as well as by thousands of public, private and governmental organizations worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via e-mail at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ending September 30, 2008. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Balance Sheet Unaudited (In thousands)

	December 31,	December 31,
	2008	2007
Assets
Cash and cash equivalents	$41,909	$13,941
Short-term investments	96,277	148,416
Accounts receivable, net	52,749	70,667
Other receivables	2,896	3,085
Inventory, net	47,406	48,546
Prepaid expenses	2,974	2,023
Deferred tax assets, net	8,653	7,659
Total current assets	252,864	294,337

Property, plant and equipment, net	75,487	75,969
Deferred tax assets, net	3,920	1,113
Other assets	103	505
Long-term investments	141,241	107,296
Total assets	$473,615	$479,220

Liabilities and Stockholders’ Equity
Accounts payable	$20,313	$22,200
Unearned revenue	6,141	5,361
Accrued expenses	3,536	3,801
Accrued wages and benefits	9,868	10,497
Income tax payable, net	266	1,217
Total current liabilities	40,124	43,076

Other non-current liabilities	9,422	9,213
Bonds payable	48,250	48,500
Total liabilities	97,796	100,789

Stockholders’ equity	375,819	378,431
Total liabilities and stockholders’ equity	$473,615	$479,220

Consolidated Statements of Income (In thousands, except per share data) Unaudited

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007

Sales	$112,413	$118,971	$500,676	$476,778
Cost of sales	44,825	49,452	201,771	193,792

Gross profit	67,588	69,519	298,905	282,986

Selling, general and administrative expenses	25,713	25,363	103,286	103,329
Research and development expenses	20,363	18,728	81,819	75,367

Operating income	21,512	25,428	113,800	104,290

Interest and dividend income	2,019	2,765	8,708	11,521
Interest expense	(609)	(626)	(2,514)	(2,502)
Net realized investment gain (loss)	(2,258)	(10)	(2,409)	498
Other income (expense), net	(21)	64	688	764
Life insurance proceeds	-	-	-	1,000

Income before provision for income taxes	20,643	27,621	118,273	115,571

Provision for income taxes	(3,934)	(9,510)	(39,692)	(39,236)

Net income	$16,709	$18,111	$78,581	$76,335

Weighted average shares outstanding
Basic	62,283	65,752	63,549	67,848
Diluted (1)	62,709	66,866	64,408	69,212

Earnings per common share
Basic	$0.27	$0.28	$1.24	$1.13
Diluted (1)	$0.27	$0.27	$1.22	$1.10
(1)	Assumes exercise of dilutive stock options calculated under the treasury stock method.

Supplemental Information Stock Based Compensation Expense (In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Stock-based compensation expense included in cost of sales	$16	$(15)	$253	$268

Selling, general and administrative expense	508	273	3,263	3,495
Research and development expense	813	817	3,822	4,052
Stock-based compensation expense included in operating expenses	1,321	1,090	7,085	7,547

Total stock-based compensation expense	1,337	1,075	7,338	7,815
Tax benefit for expense associated with non-qualified options	(69)	(1)	(669)	(680)
Total stock-based compensation expense, net of tax	$1,268	$1,074	$6,669	$7,135

Consolidated Statements of Cash Flow For the Twelve Months Ended December 31, Unaudited (In thousands)

	2008	2007
Cash flows from operating activities:
Net income	$78,581	$76,335
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,891	10,695
Amortization of net premium on available-for-sale investments	2,101	2,094
Net realized loss (gain) on long-term investments	2,409	(498)
Loss on disposal of property, plant and equipment	83	65
Stock-based compensation expense	7,338	7,815
Deferred income taxes	(903)	(2,990)
Tax benefits from stock option exercises	981	4,408
Excess tax benefits from stock-based compensation arrangements	(619)	(3,249)
Change in operating assets and liabilities:
Accounts receivable, net	17,918	(13,898)
Other receivables	189	4,396
Income tax receivable, net	-	1,446
Inventory, net	1,140	4,571
Prepaid expenses and other assets	(549)	596
Accounts payable	(1,887)	(7,933)
Accrued expenses and other liabilities	93	3,517
Income taxes payable, net	(951)	1,507
Net cash provided by operating activities	115,815	88,877
Cash flows from investing activities:
Purchases of property, plant and equipment	(9,492)	(6,535)
Proceeds from sales and maturities of available-for-sale investments	248,688	253,339
Purchases of available-for-sale investments	(242,791)	(217,316)
Net cash provided by (used in) investing activities	(3,595)	29,488
Cash flows from financing activities:
Proceeds from stock option exercises	3,691	15,288
Purchases of treasury stock	(63,569)	(138,589)
Dividend payments	(22,919)	(24,600)
Payments on long-term debt	(250)	(500)
Excess tax benefits from stock-based compensation arrangements	619	3,249
Net cash used in financing activities	(82,428)	(145,152)
Net increase (decrease) in cash and cash equivalents	29,792	(26,787)
Effect of exchange rate changes	(1,824)	581
Cash and cash equivalents, beginning of period	13,941	40,147
Cash and cash equivalents, end of period	$41,909	$13,941

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
Investor Services/Assistance:
Gayle Ellis, 256-963-8220